EXHIBIT 99.1

High Roller Technologies Reports Third Quarter 2026 Results and Highlights Commercial Launch of ROLR™ Prediction Markets Platform

•         ROLR™ prediction markets platform launched to the public on October 21 and began generating revenue in the fourth quarter; the ROLR iOS app has been available in the Apple App Store since November 9

•         No outstanding borrowings and $13.4 million in cash and cash equivalents at September 30, 2026

•         Conference call today, November 13, at 4:30 p.m. ET

LAS VEGAS, Nevada, November 13, 2026 (GLOBE NEWSWIRE) -- High Roller Technologies, Inc. (“High Roller” or the “Company”) (NYSE American: ROLR), a prediction markets and online gaming company, today reported its financial results for the third quarter ended September 30, 2026, and provided an update on the commercial launch and continued development of its ROLR™ prediction markets business. High Roller will host a conference call today at 4:30 p.m. Eastern Time (ET) to discuss third quarter results and provide a business update.

Management Commentary

“On October 21, our ROLR prediction markets platform went live to the public, and High Roller formally entered its next chapter,” said Seth Young, Chief Executive Officer of High Roller Technologies. “The ROLR iOS app launched in the Apple App Store on November 9, and we plan to release our Android app in Q4 2026. We believe prediction markets have the potential to become the major growth driver for High Roller in 2027.”

“Now our job is to bring customers onto the platform, learn from every trade, keep improving the product and put our distribution partners to work,” continued Young. “Since High Roller was founded in 2021, we believe the Company has demonstrated a track record of generating a positive return on customer acquisition ad spend across the markets and verticals it has operated in. We control our product roadmap, we’ve added proven leaders on product and partnerships, and we have another new product release planned before the end of November, among other strategic initiatives. Meanwhile, our team has managed the online casino business with real discipline through a deliberate strategic shift, and we expect Q3 2026 to be the last quarter in which prediction markets appear only on the expense side of the ledger. We’re confident in our playbook, and we’re playing to win.”

“Our Q3 2026 results reflect lower online casino revenue due to the year-over-year impact of having exited certain markets in 2025, as well as our continued investment to bring ROLR to market,” said Adam Felman, Chief Financial Officer of High Roller Technologies. “The casino customers we serve today are more valuable, with revenue per depositing customer more than doubling year over year. We ended the quarter with $13.4 million in cash and cash equivalents and no outstanding borrowings, which we believe is sufficient to fund our operations for at least the next twelve months.”

Prediction Markets Industry Outlook and Strategic Overview

Prediction markets bring together participants trading on outcomes across sports, financial markets, politics, entertainment and other real-world events. The industry has expanded rapidly: in a September 2026 note reported by The Block, Bernstein analysts estimated 2026 prediction market trading volume of approximately $410 billion and projected that annual volume could reach $10 trillion by 2035.1

High Roller’s strategy is to capture share of this growing market by combining access to event contracts offered through regulated exchange infrastructure with a consumer experience the Company controls, relevant market information and established digital distribution relationships. Management believes product quality, effective customer acquisition and retention, and responsible, compliant participation will be central to building the ROLR business.

Recent Strategic and Corporate Highlights

Third Quarter Developments

•         Launched the invitation-only ROLR beta on September 15 to test the customer experience and operating infrastructure ahead of commercial availability.

•         On August 13, entered into a platform and source code license and development agreement with DeepEther Labs, Ltd., the company behind mrkts.com, securing technology rights, dedicated development resources and ownership of the customer-facing ROLR application.

•         Appointed Ben Sutherland as Senior Vice President, Product and Platform. Mr. Sutherland previously served as CEO of Greentube USA, the U.S. arm of NOVOMATIC’s digital gaming group, where he led U.S. operations and P&L across a multi-jurisdictional regulated footprint. Previously, Mr. Sutherland co-founded and managed Present Creative, an international game studio that produced more than 100 titles and live releases for partners including Disney, EA, Zynga, and Microsoft. NOVOMATIC’s Greentube acquired Present Creative in 2022.

Developments After Third Quarter End

•         Commercially launched ROLR on October 21 for eligible U.S. customers. ROLR US LLC operates as a registered guaranteed introducing broker; customer accounts are carried by Crypto.com FCM.

•         Appointed Flip Pidot, CFA, as Chief Business Officer, as announced October 13, to lead business development and strategic partnerships.

•         Highlighted the ROLR Election Tracker at elections.rolr.com on November 2, featuring prediction market odds, interactive race maps and congressional-control indicators for the 2026 U.S. midterms.

•         Supported the commercial rollout through marketing relationships with Lines.com, Forever Network, Leverage Game Media and the Company’s affiliated marketing partner Spike Up Media, alongside participation in industry and investor conferences.

•         Registered with the National Futures Association as a commodity trading advisor, ahead of a new product release planned for later in November.

•         Launched the ROLR iOS app in the Apple App Store on November 9, giving eligible customers mobile access to market discovery, trading and account management. An Android app is planned for release through Google Play before year-end.

•         Announced on November 11 the formation of ROLR FCM LLC and the engagement of Connamara Technologies to advise the Company as it explores a potential application for registration as a Futures Commission Merchant (FCM) with the CFTC and NFA. Entity formation is a preliminary step; it is not an FCM application and does not authorize FCM operations, and there can be no assurance as to the timing or outcome of any registration.

•         Announced on November 12 a commercial agreement with ProphetX intended to expand the range of event contracts available to eligible ROLR customers. The agreement becomes effective six months after ROLR FCM LLC receives FCM registration, unless the parties agree otherwise, and remains subject to integration and applicable regulatory requirements. The Company has not applied for FCM registration, and there can be no assurance that such registration will be obtained or that the agreement will become effective.

•         Partnered with Kindbridge Behavioral Health to provide quarterly training for the Company’s customer-service team and a confidential pathway to care for eligible U.S.-based customers, including a planned Trader Care Fund to help eligible at-risk customers access treatment.

1 The Block, “Bernstein sees annual prediction market volumes hitting $10 trillion by 2035 as financial assets overtake sports,” September 22, 2026.

2

Third Quarter 2026 Financial Results Summary

•         Net revenues were $2.4 million, down $2.5 million, or 51%, from $4.9 million in the third quarter of 2025, reflecting the year-over-year impact of markets exited and a revised marketing strategy. Prediction markets generated no third-quarter revenue.

•         Average revenue per unique depositing customer was $507, more than double the $242 in the third quarter of 2025, reflecting the Company’s focus on higher-value players.

•         Total operating expenses were $5.1 million, down $0.4 million, or 8%, from $5.6 million in the third quarter of 2025. Lower direct operating costs were partially offset by higher spending to prepare for the prediction markets launch.

•         Loss from operations was $2.7 million, compared with a loss from operations of $0.7 million in the third quarter of 2025.

•         Net loss from continuing operations was $2.8 million, or $(0.25) per basic and diluted share, versus income of $2.9 million, or $0.34 basic and $0.31 diluted, a year earlier. The prior-year quarter included a $3.6 million income tax benefit, primarily from the release of a valuation allowance on deferred tax assets of a Maltese subsidiary, versus $0.2 million of tax expense in the third quarter of 2026. Loss before income taxes was $2.6 million, compared with $0.8 million a year earlier.

•         Total net loss was $2.8 million, or $(0.25) per basic and diluted share, versus income of $3.7 million, or $0.43 basic and $0.39 diluted, a year earlier. Prior-year income included $0.8 million from discontinued operations.

•         Adjusted EBITDA was negative $2.1 million, versus negative $0.2 million a year earlier. See Non-GAAP Financial Measures below for reconciliations.

•         Cash and cash equivalents excluding restricted cash were $13.4 million and stockholders’ equity was $27.3 million at September 30, 2026.

•         In October 2026, the Company filed amended quarterly reports for the first and second quarters of 2026 to correct the accounting for approximately $1.0 million of non-cash placement-agent warrant costs. The amendment reduced previously reported net losses, and had no effect on revenue, cash, total stockholders’ equity or Adjusted EBITDA.

Additional information regarding the Company’s results of operations, financial condition and liquidity is included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which the Company filed with the U.S. Securities and Exchange Commission on November 13, 2026.

Conference Call

High Roller will host a conference call to provide a business update and discuss third quarter results today, November 13, 2026, at 4:30 p.m. ET.

To join the live conference call, please dial 877-407-6176 (U.S. and Canadian callers) or +1 201-689-8451 (international callers outside of the U.S. and Canada) 10 to 15 minutes prior to the scheduled call time. Participants can also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference ID# is 13763816.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. (NYSE American: ROLR) is a publicly traded prediction markets and online gaming company, known for its innovative casino brands High Roller and Fruta, and its prediction markets brand, ROLR. The Company delivers cutting-edge real-money consumer facing products that are intuitive and user-friendly. With a diverse portfolio of over 6,000 premium online casino games from more than 90 leading game providers, High Roller Technologies offers an immersive and engaging gaming experience in the rapidly expanding multi-billion-dollar iGaming industry. As an award-winning operator, High Roller Technologies continues to redefine the future of market engagement through innovation, performance, and a commitment to excellence.

For more information, please visit the Company’s investor relations website and follow High Roller Technologies on X, Facebook, and LinkedIn.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Words such as “may,” “might,” “will,” “should,” “could,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” “target,” “seek,” “potential” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, among others, statements regarding the commercial launch, growth and revenue generation of the ROLR™ prediction markets platform, including our belief that prediction markets may become a major growth driver in 2027; the planned release of an Android app and other new products; the expected further decline in online casino revenue; the sufficiency of our cash and cash equivalents to fund operations for at least the next twelve months; our exploration of potential registration of ROLR FCM LLC as a futures commission merchant; the expected effectiveness and benefits of our agreement with ProphetX; our marketing, distribution and responsible-gaming initiatives, including the planned Trader Care Fund; and industry growth estimates.

Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results, financial condition and the timing of events may differ materially from those indicated in the forward-looking statements, and you should not place undue reliance on them. Important factors that could cause such differences include, among others: our limited operating history in the prediction markets business, our history of losses and our continued use of cash; risks related to platform stability, scalability, cybersecurity and technical performance; our ability to attract, convert and retain customers and to generate revenue from the platform in the anticipated timeline or at all; the cost and effectiveness of our marketing and customer-acquisition efforts and the performance of our marketing and distribution partners, including a related-party marketing partner; our reliance on third parties, including Crypto.com | Derivatives North America, Crypto.com FCM, DeepEther Labs, Ltd. (mrkts.com), and the continuation of our guarantee, license, development and commercial agreements; the risk that the ProphetX agreement does not become effective, including because FCM registration is not obtained; our ability to maintain the registration of ROLR US LLC as a guaranteed introducing broker, our registration as a commodity trading advisor and our membership in the National Futures Association; the uncertain timing and outcome of any FCM registration process, which may not be pursued or approved; the evolving and uncertain federal and state legal and regulatory environment applicable to prediction markets and event contracts, including litigation and enforcement actions; the impact of our exit from New Zealand and other markets on our online casino revenue; our ability to raise additional capital on acceptable terms, if needed; the restatement of our 2026 interim financial statements and the effectiveness of our internal control over financial reporting; the accuracy of third-party industry estimates, which we have not independently verified; and general market, economic and geopolitical conditions.

These and other factors are discussed under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2025, Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, our amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2026 and June 30, 2026, and our other filings with the Securities and Exchange Commission. Any forward-looking statement in this press release speaks only as of the date of this press release and is based only on information currently available to us. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company believes this measure is useful in evaluating operating performance and trends and in making strategic decisions regarding the allocation of capital and new investments. This measure is not intended to be a substitute for any U.S. GAAP financial measure and may not be comparable to similarly titled measures used by other companies.

The Company defines Adjusted EBITDA as net loss from continuing operations before the impact of interest income and expense, income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; and certain other costs or income, as described in the reconciliation below. The most directly comparable U.S. GAAP measure is net income (loss) from continuing operations.

Contact

Investor Relations
ir@highroller.com
800-460-1039

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2026	2025	2026	2025

Revenues, net	$2,395	$4,858	$8,570	$15,803

Operating expenses
Direct operating costs:
Related party	97	258	430	879
Other	711	1,725	2,826	6,482
General and administrative:
Related party	—	2	—	132
Other	3,050	2,816	9,927	8,967
Advertising and promotions:
Related party	541	92	940	935
Other	468	456	938	3,238
Product and software development:
Related party	—	—	—	—
Other	247	212	693	602
Total operating expenses	5,114	5,561	15,754	21,235
Loss from operations	(2,719)	(703)	(7,184)	(5,432)

Other income (expense)
Interest income (expense), net	115	(55)	307	(154)
Other income (expense)	8	—	(5)	(1)
Total other income (expense)	123	(55)	302	(155)

Loss before income taxes	(2,596)	(758)	(6,882)	(5,587)
Income tax expense (benefit)	184	(3,641)	231	(3,588)
Net income (loss) from continuing operations	$(2,780)	$2,883	$(7,113)	$(1,999)

Net income from discontinued operations, net of taxes	$—	$784	$—	$1,798

Net income (loss)	$(2,780)	$3,667	$(7,113)	$(201)

Other comprehensive loss
Foreign currency translation adjustment	(30)	(50)	(195)	(82)
Comprehensive income (loss)	$(2,810)	$3,617	$(7,308)	$(283)

Net income (loss) per common share – basic:
Continuing operations	$(0.25)	$0.34	$(0.66)	$(0.24)
Discontinued operations	$—	$0.09	$—	$0.21
Net income (loss) per common share – basic	$(0.25)	$0.43	$(0.66)	$(0.02)
Net income (loss) per common share – diluted:
Continuing operations	$(0.25)	$0.31	$(0.66)	$(0.24)
Discontinued operations	$—	$0.08	$—	$0.21
Net income (loss) per common share – diluted	$(0.25)	$0.39	$(0.66)	$(0.02)
Weighted average common shares outstanding – basic	11,002,788	8,467,841	10,782,481	8,424,869
Weighted average common shares outstanding – diluted	11,002,788	9,352,863	10,782,481	8,424,869

Per share amounts may not sum due to rounding.

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30,	December 31,
(in thousands, except share and per share data)	2026	2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$13,392	$2,076
Restricted cash	428	589
Prepaid expenses and other current assets (including $333 and $0 with a related party, respectively)	2,192	779
Deferred tax asset, current	—	2,368
Total current assets	16,012	5,812
Non-current assets
Deferred offering costs	—	80
Property and equipment, net	336	417
Operating lease right-of-use asset, net	648	826
Intangible assets, net	13,879	10,507
Deferred tax asset, non-current	3,064	817
Other assets	99	60
Total assets	$34,038	$18,519

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$643	$804
Accrued expenses	1,797	3,373
Player liabilities	779	816
Due to affiliates	1,604	1,993
Operating lease obligation, current	224	166
Total current liabilities	5,047	7,152
Other liabilities	1,237	1,084
Operating lease obligation, non-current	469	641
Total liabilities	6,753	8,877
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 60,000,000 shares authorized; 10,994,564 shares and 8,485,405 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	11	8
Additional paid-in capital	57,878	32,930
Accumulated deficit	(31,412)	(24,299)
Accumulated other comprehensive income	808	1,003
Total stockholders’ equity	27,285	9,642
Total liabilities and stockholders’ equity	$34,038	$18,519

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025

Revenues	$2,395	$4,858	$8,570	$15,803
Net income (loss) from continuing operations	(2,780)	2,883	(7,113)	(1,999)

Add back items:
Stock-based compensation expense (1)	421	333	1,108	1,142
Depreciation and amortization (2)	99	97	239	257
Interest (income) expense, net	(115)	55	(307)	154
Income tax expense (benefit)	184	(3,641)	231	(3,588)
Foreign exchange transaction loss	97	91	277	421
Other (3)	—	20	385	276
Adjusted EBITDA	$(2,094)	$(162)	$(5,180)	$(3,337)

(1)  Represents non-cash share-based compensation expense for stock options, restricted stock units (including performance-based restricted stock units) and shares of common stock issued for services, granted to employees, directors and consultants.

(2)  Includes amortization of intangible assets generated through business acquisitions and depreciation of property and equipment, amortization of contract costs, and amortization of internally developed software and other intangible assets. Excludes amortization of right of use assets.

(3) Includes severance costs and non-recurring executive bonuses paid in the first quarter of 2026.